                                                                   EXHIBIT 10.18
                           FORM OF LICENSE AGREEMENT



This License Agreement Number _____ (this "Agreement"), with an "Effective Date" of _______________, is made by and between Artisan Components, Inc., a California corporation, with its principal place of business at 1195 Bordeaux Drive, Sunnyvale, California 94089 (hereinafter referred to as "Artisan Components"), and _____________________________, a __________________
corporation with its principal place of business at _________________ ___________________________________________ (hereinafter referred to as
"Licensee").


 1.   DEFINITIONS

  1.1 "COMPETITOR OF ARTISAN COMPONENTS" means any company or entity that develops and/or markets for commercial purposes standard cells, I/O cells and/or embedded memories, including but not limited to the companies listed in Appendix C.

  1.2 "DESIGN" means any integrated circuit, integrated circuit mask, design database or graphical representation of a design database containing representations of Licensed Products or designed with data from Licensed Products from Artisan Components in any of its various formats, including but not limited to: circuit schematics, ASCII or binary data, logic diagrams, simulations models, physical layout, hardware description languages, timing characteristics and netlists.

  1.3 "GOOD DIE" means the number of yielded Licensed Integrated Circuits manufactured by or for Licensee, whether such Licensed Integrated Circuits are bare die, fully packaged, or otherwise.

 1.4 "INTERNAL USE DOCUMENTATION" means the Internal Use Documentation listed in Appendix A.

  1.5 "LICENSED INTEGRATED CIRCUIT" shall mean a single die in whole or in part manufactured Using all or any portion of the Licensed Products and/or a single die in whole or in part made up of, incorporating or based upon any portion of a Design.

  1.6 "LICENSED PRODUCTS" means the data and/or software and related documentation set forth in Appendix A and any Updates thereto, whether in object code, reconfigurable binary, ASCII data, binary data or any other form.
Licensed Products includes Physical Views, Models and User Documentation and Internal Use Documentation. Appendix A defines the Licensed Products.

  1.7 "LICENSED SITE(S)." Appendix A defines the site(s) where Licensee is authorised to Use the Licensed Products.

  1.8 "LICENSEE"S MANUFACTURING SITE(S)" means manufacturing facilities for integrated circuits owned or controlled by Licensee, and third party owned manufacturing facilities for integrated circuits to the extent they are under contract to Licensee for manufacturing integrated circuits.

  1.9 "MODELS AND USER DOCUMENTATION" means the library element timing, simulation models, logical symbols, floor planning abstracts and related documentation as identified in Appendix A.

  1.10 "PHYSICAL VIEWS" means the library element physical design and related documentation, whether in object code, reconfigurable binary, ASCII data, binary data, or any other form as identified in Appendix A. If any of the Licensed Products consist of standard cells and/or I/O cells, then as identified in Appendix A, Physical Views will include any such schematics and netlists for such standard cells and I/O cells as identified in Appendix A.


  1.11 "SQUARE MILLIMETERS" means the square millimeters occupied on each Good Die by (a) the placed and routed standard cells within the Licensed Products (b) other portions of the Licensed Products or (c) any other portions of the Good Die developed by Using the Licensed Products. Square Millimeters occupied by Licensed Products other than placed and routed standard cells shall be as reported by the Artisan Components generator or as documented in the Licensed Products documentation.



  1.12 "UPDATE(S)" means any error correction or revision to a Licensed Product made by or for Artisan Components, which Artisan Components provides to Licensee under the maintenance as described in Appendix D. Updates shall not include any new or additional features, enhancements, or options which increase the basic functionality of the Licensed Product for which Artisan Components charges a separate or additional fee.


  1.13 "USAGE, USING, USE OR USED" means the transmitting, processing, storing, designing with or displaying of any portion of the Licensed Product through the use of computer and/or video equipment and/or other utilization of any portion of the Licensed Products, in each case solely for the purpose of designing Licensed Integrated Circuits and manufacturing Licensed Integrated Circuits at Licensee"s Manufacturing Site(s). "Usage, Using, Use or Used" does not include the modifying of any Licensed Product of portion thereof, and no rights or licenses to modify any Licensed Product or portion thereof are granted hereunder.

 2.   LICENSE GRANT, RESTRICTED USE AND ADDITIONAL COPIES

  2.1 Subject to the terms and conditions stated herein, Artisan Components grants to Licensee a non-transferable, non-sublicenseable, non-exclusive, royalty-bearing, limited license to Use the Licensed Product(s) and to reproduce the Licensed Products for internal distribution at the Licensed Sites(s) and for distribution of the Models and User Documentation and Physical Views as set forth in Section 2.2.

 2.2 None of the Licensed Products or portion thereof may be distributed except as follows:

      (a) Licensee may distribute the Models and User Documentation to third party entities as needed to support Licensee's IC design and manufacture business; provided, that any such entity is not a Competitor of Artisan Components.

      (b) Upon prior notice to Artisan Components identifying the recipient entity and Physical Views to be disclosed, Licensee may distribute the Physical Views to third party entities only as needed to support Licensee's IC design and manufacture business; provided, that any such entity is not a Competitor of Artisan Components and provided such disclosure and distribution of the Physical Views is made only to entities who are under an NDA/agreement with Licensee which provides at a minimum for the following protection: a confidentiality provision sufficient to protect the Physical Views from further disclosure/distribution and (ii) a restricted use provision that is sufficient to limit use of the Physical Views for the design of Licensed Integrated Circuits to be manufactured at Licensee's Manufacturing Site(s).


Except as specifically set forth above, none of the Licensed Products, including but not limited to the Internal Use Documentation, may be disclosed to third parties or distributed outside of Licensed Site(s).

  2.3 Licensee acknowledges and agrees that: (a) unauthorized reproduction, electronic transfer or other Use of Licensed Product(s) which is not expressly authorized by this Article 2 is a breach of a material obligation of this Agreement; and (b) in the event that unauthorized copies of Licensed Product(s) are made and/or Used by Licensee or its personnel, and Artisan Components elects not to terminate this Agreement pursuant to Article 9, Licensee shall by virtue of such act(s) be deemed to order and accept a license for and shall pay Artisan Components the list price and applicable royalties and support fees for each such unauthorized production, electronic Use, other unauthorized Use, or transfer of Licensed Products. These fees shall be Artisan Components' published list prices and applicable royalties and support fees existing on the date such unauthorized use first occurred. License Fees, support fees and previously accrued royalties shall be due, for purposes of Article 7, thirty
(30) days following discovery by Artisan Components of such unauthorized use.

  2.4 In the event that Artisan Components reasonably deems itself insecure with respect to Licensee's compliance with the foregoing provisions, Licensee shall, within ten (10) days of written notification provide written certification by a duly authorized officer of the compliance with the terms of this Article 2 to Artisan Components.

  2.5 Licensee shall indemnify, defend and hold harmless Artisan Components from and against any and all claims, losses, damages and liabilities arising out of or in connection with Licensee's use of the Licensed Products; the manufacture, use or sale of Licensed Integrated Circuits, or Licensee's negligence or willful misconduct.

 3.   SUPPORT CONDITION, SILICON DEBUGGING AND PRODUCT ENGINEERING

  3.1 In consideration for the technical support and maintenance fees described in Appendix B, Artisan Components will provide Licensee with the technical support and maintenance described in Appendix D for the Licensed Product. Such technical support and maintenance is available on an annual basis only, and Artisan Components reserves the right to change the technical support and maintenance fees upon prior notice for any subsequent annual period.

  3.2 The design and verification techniques for the Licensed Products used by Artisan Components depend on the accuracy of models, flows and design tools; some of which are provided by Artisan Components' licensees and their target foundries. Due to practical limits on the accuracy of these models, flows and design tools, the fabricated silicon behavior may not always agree with that predicted. In these cases, Artisan Components will assist the Licensee in silicon debugging and product engineering at Artisan Components then current standard hourly rate plus applicable expenses. Silicon debugging and product engineering do not fall under the technical support and maintenance set forth in
Section 3.1 above. To the extent Artisan Components provides any silicon debugging or product engineering, or otherwise provides Licensee with any revisions and/or enhancements to the Licensed Products, except as otherwise agreed upon, such revisions and/or enhancements shall be Licensed Products and subject to the terms and conditions of this Agreement.

 4.   TERM

  This Agreement is effective as of the Effective Date and shall remain in full force and effect for a period of five (5) years, unless earlier terminated as provided in this Agreement. Unless earlier terminated as provided in this Agreement, this Agreement will automatically renew at the end of each term for consecutive one (1) year renewal periods, unless either party notifies the other at least forty-five days prior to the end of the then current term that it does not desire the Agreement to renew for another year.

 5.   ORDER, CHANGES AND DELIVERY TERMS

  5.1 All orders for Licensed Products submitted by Licensee will be initiated by Licensee's written purchase orders sent to Artisan Components and requesting a delivery date during the term of this Agreement. All Licensed Products provided to Licensee by Artisan Components during the term of this Agreement will be subject to the terms and conditions of this Agreement. Except as otherwise agreed in writing signed by an officer of Artisan Components, nothing contained in any purchase order submitted by Licensee pursuant to this Agreement will in any way modify, delete or add any terms or conditions to said purchases and licenses, and Licensee hereby waives such purchase order provisions.

  5.2 Changes to the scope of work either requested by and/or necessitated by Licensee's specifications will be evaluated for both schedule and cost impact. The Licensee will be asked to complete an Engineering Change Order Request Form, an "ECO," and submit it to Artisan Components for review. If after review by Artisan Components, it is determined that both the schedule and/or quoted sales prices must change to accommodate the ECO, Artisan Components will notify the Licensee in writing on our ECO Response Form of any such schedule and/or price changes. Licensee must provide written acceptance or refusal of the new schedule and/or costs within five (5) days of having been so notified. Failure to do so will cause Artisan Components to proceed with the project as if the Licensee"s ECO Request Form had never been received. Sample ECO Request and ECO Response Forms are attached as Exhibits A and B.

  5.3 Artisan Components shall deliver the Licensed Product(s) to a common carrier specified by Licensee, F.C.A. Origin, freight prepaid and billed or as otherwise mutually agreed in writing.

 6.   TITLE

  Subject to the licenses granted herein, Artisan Components and its licensors retain all of their right, title and interest in and to the Licensed Product(s) and all patent rights, trademarks, trade secrets, copyrights, mask work rights and all other proprietary rights therein or relating thereto. Except for the licenses granted in Article 2, no other grants of licenses or rights to Licensee shall be implied from the provisions stated herein.

 7.   PAYMENT TERMS AND TAXES

  7.1 All payments submitted by Licensee to Artisan Components hereunder shall be non-refundable and noncreditable.

  7.2 Unless otherwise mutually agreed in writing, with respect to Licensed Products ordered under this Agreement as of the Effective Date or through placement of a purchase order, Licensee shall pay to Artisan Components thirty-five percent (35%) of the license fee(s) set forth in Appendix B ("License Fees") upon the Effective Date or upon submission of the purchase order, respectively, and the remaining sixty-five percent (65%) of the License Fees net thirty (30) days after Licensee's receipt of the Licensed Products. The foregoing provisions of this Section 7.2 shall not limit the provisions of
Section 2.3 above. Licensee also shall pay to Artisan Components all amounts set forth in Section 2.3(b) with respect to unauthorized Use of Licensed Product(s).

  7.3 Within thirty (30) days after the execution of this Agreement, Licensee further shall pay to Artisan Components the technical support and maintenance fees set forth in Appendix B to cover the initial twelve (12) month period of this Agreement. The technical support and maintenance fees for subsequent twelve (12) month periods under this Agreement shall be due within thirty (30) days after the beginning of each such twelve (12) month period.

  7.4 Within thirty (30) days after the end of each calendar quarter, Licensee further shall pay to Artisan Components the running royalties set forth in Appendix B with respect to Good Die manufactured in such calendar quarter, and shall submit to Artisan Components with such royalty payment a report stating
(a) the part number for each Licensed Integrated Circuit, (b) the Square Millimeters on each Licensed Integrated Circuit, (c) the number of Good Die manufactured during such calendar quarter, (d) royalties payable hereunder for such calendar quarter; and (e) all data and supporting calculations used by Licensee to compute the royalties payable by Licensee to Artisan Components with respect to such calendar quarter.

  7.5 All invoices will be mailed to Licensee's address specified in the opening paragraph of this Agreement, unless specified otherwise in the applicable Licensee purchase order.

  7.6 Any and all amounts payable hereunder do not include any government taxes (including without limitation sales, use, excise, and value added taxes) or duties imposed by any governmental agency that are applicable to the export, import, or purchase of the Products (other than taxes on the net income of Artisan Components), and Licensee shall bear all such taxes and duties. When Artisan Components has the legal obligation to collect and/or pay such taxes, the appropriate amount shall be added to Licensee"s invoice and paid by Licensee, unless Licensee provides Artisan Components with a valid tax exemption certificate authorized by the appropriate taxing authority.

  7.7 All payments by Licensee specified hereunder are expressed as net amounts and shall be made free and clear of, and without reduction for, any withholding taxes. Any such taxes which are otherwise imposed on payments to Artisan Components shall be the sole responsibility of Licensee. If any applicable law requires Licensee to withhold amounts from any payments to Artisan Components hereunder, (i) Licensee shall effect such withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Artisan Components with tax receipts evidencing the payments of such amounts, and (ii) the sum payable by Licensee upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Artisan Components receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Artisan Components would have received and retained in the absence of such required deduction or withholding.

  7.8 With respect to Licensed Integrated Circuits and License Fees, royalties and other amounts which are payable to Artisan Components under this Agreement and as a material condition to this Agreement, Licensee shall keep complete and accurate books and records. These records shall be retained for a period of three (3) years from the date of payment, notwithstanding the expiration or termination of this Agreement. As a material condition to this Agreement Licensee agrees to permit its books and records to be examined by Artisan Components or its designee, subject to the confidentiality provisions set forth in this Agreement, during normal business hours, to verify the accuracy of the License Fees, royalties and other amounts paid to Artisan Components under this Agreement. Prompt adjustment shall be made by Licensee corresponding to the net amount of any underpayment of any and all License Fees, royalties and other amounts disclosed by such examination. If such an examination reveals an underpayment of more than five percent (5%), then Licensee shall promptly reimburse Artisan Components for the cost of such examination.

  7.9 All payment amounts stated hereunder, and all payments to be made hereunder, shall be in U.S. Dollars. If any currency conversion shall be required in connection with the calculation of amounts payable under this Agreement, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into U.S. Dollars, quoted for current transactions reported in

The Wall Street Journal for the last business day of the calendar quarter to which such payment pertains.


 8.   EXPORT RESTRICTIONS


  This Agreement, the Licensed Product(s), Licensed Integrated Circuits, and the rights granted hereunder are subject to any and all laws, regulations, orders or other restrictions relative to export, re-export or redistribution of the Licensed Product(s) that may now or in the future be imposed by the government of the United States or foreign governments. Licensee agrees to comply with all such applicable laws and regulations.


 9.   TERMINATION

  9.1 Artisan Components shall have the right, in its sole discretion, to terminate this Agreement and the licenses granted hereunder, upon the occurrence of any of the following events: (a) the failure or neglect of Licensee to pay Artisan Components any sums or amounts due hereunder in a timely manner where such delinquency is not fully corrected within thirty (30) days of Artisan Components' written demand; or (b) the failure or neglect of Licensee to observe, keep, or perform any of the material covenants, terms or conditions of this Agreement where such non-performance is not fully remedied by Licensee within thirty (30) days of Artisan Components' written demand; or (c) any breach of Section 2.1, 2.2 or 2.3 hereof (effective immediately upon written notification, at Artisan Components' option); or (d) the filing of a petition for Licensee's bankruptcy which is not discharged within sixty (60) days, whether voluntary or involuntary, or an assignment of Licensee's assets made for the benefit of creditors, or the appointment of a trustee or receiver to take charge of Licensee's business for any reason, or Licensee becoming insolvent or ceasing to conduct business in the normal course.

  9.2 The provisions of Articles 2.5, 6, 7, 8, 9, 10, 12, 13, 14, 15, 16, 17,
18, 19, 20, 21 and 22 shall survive the expiration and any termination of this Agreement.

  9.3 Upon the effective date of termination, Licensee shall cease to Use and shall either destroy or return to Artisan Components all of the Licensed Products, Licensed Integrated Circuits in Licensee"s possession or under Licensee's control, Documentation, and copies thereof, together with Licensee's written certification by a duly authorized officer, that the Licensed Product(s), Licensed Integrated Circuits in Licensee's possession or under Licensee's control, and Documentation and all copies thereof are no longer in Use and have been returned to Artisan Components or destroyed.

  9.4 Termination of this Agreement under this Section 9 shall be in addition to, and not a waiver of, any remedy at law or in equity available to Artisan Components arising from Licensee"s breach of this Agreement.

 10.  RIGHT TO DESIGN AND METHODS

  10.1 Licensee and Artisan Components agree that, subject to Artisan Component's ownership of the Licensed Products, Licensee shall retain all of its ownership rights to Designs created through the Use of the Licensed Product(s).

  10.2 Licensee and Artisan Components agree that Artisan Components shall retain all rights to the Licensed Products. Licensee agrees that Artisan Components will have the irrevocable royalty-free right to use in the Licensed Product(s), and any other products offered or distributed by Artisan Components, any Licensee contribution or voluntarily disclosed information provided to Artisan Components in the course of Licensee (i) requesting changes or modifications to the Licensed Product(s), (ii) making suggestions for improvements to the Licensed Products, or (iii) suggesting how to correct any identified deficiencies in the Licensed Products.

 11.  WARRANTIES

  11.1 PERFORMANCE WARRANTIES. Artisan Components warrants for a period of ninety (90) days from the date of delivery that the Licensed Product as delivered by Artisan Components shall be free from defects in media and shall substantially conform to the material specifications described in Appendix A. Artisan Components does not warrant that the use of the Licensed Products will be uninterrupted or error free. In the event of any nonconformance of the Licensed Product, Licensee shall promptly notify Artisan Components in writing, and provide Artisan Components with evidence and documentation which reproduces the claimed error and resultant output from the execution or use of such code or data. Artisan Components' sole obligation and Licensee's exclusive remedy under this warranty shall be limited to use of its commercially reasonable efforts to correct such defects and provide the corrections to Licensee. Artisan Components' warranty obligations hereunder will not apply to failure by the Licensed Products to comply with the limited warranty herein due to accident, neglect, abuse, acts of God or misapplication, modifications by Licensee or due to models, flows, design tools or any other information provided by Licensee to Artisan Components hereunder. Further, any silicon debugging or product engineering provided by Artisan Components pursuant to Section 3.2 above is provided "AS IS." Notwithstanding anything to the contrary herein, Artisan Components will perform its services provided hereunder in a professional and workmanlike manner.

  11.2 NO FURTHER WARRANTIES. EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 11, ARTISAN COMPONENTS AND ITS LICENSORS DO NOT MAKE ANY EXPRESS, IMPLIED OR STATUTORY WARRANTIES, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, TRADE USAGE OR TRADE PRACTICE.

 12.  PATENT AND COPYRIGHT INDEMNIFICATION

  12.1 DEFENSE OF SUITS. Artisan Components shall, at its own expense, defend or at its option, settle any claim, suit or proceeding brought by a third party against Licensee for direct infringement of any valid copyright or United States patent of such third party, by virtue of Licensee's authorized Use of any of the Licensed Products pursuant to the terms of this Agreement and shall pay any settlement amounts or damages finally awarded in such claim, suit or proceeding; provided that Licensee: (a) promptly notifies Artisan Components in writing of such claim, suit or proceeding, (b) gives Artisan Components sole control over the defense and/or settlement of such claim, suit or proceeding; and (c) reasonably cooperates and provides all available information, assistance and authority to defend or settle the claim, suit or proceeding. Artisan Components shall not be liable for any costs, expenses, damages or fees incurred by Licensee in defending such action or claim unless authorized in advance, in writing by Artisan Components. Furthermore, Artisan Components will have no obligation hereunder for any claim of infringement based on the combination or use of the Licensed Products with software, hardware, data or other materials not furnished by Artisan Components if such infringement would have been avoided by the use of Licensed Products alone.

  12.2 PROSECUTION OF SUITS. Any action to be brought to prevent or enjoin any third party from infringement of any patent, copyright or other proprietary rights of Artisan Components with respect to the Licensed Product(s) shall be brought exclusively by Artisan Components or Artisan Components' designee, in Artisan Components' sole discretion and as between Licensee and Artisan Components, at Artisan Components' sole cost and expense.

  12.3 INFRINGEMENT REMEDIES. If Licensed Product(s) is, or in Artisan Components' opinion is likely to become the subject of a claim, suit, or proceeding alleging infringement, Artisan Components may: (a) procure at no cost to Licensee, the right to continue Usage of the Licensed Product; (b) replace or modify the Licensed Product, at no cost to Licensee, to make it non-infringing, provided that substantially the same function is performed by the replacement of modified Licensed Product, or (c) if the right to continue Usage cannot be reasonably procured for Licensee or the Licensed Product cannot be replaced or modified to make it non-infringing, terminate the license of such Licensed Product, remove the Licensed Product and grant Licensee refund credit thereon as depreciated on a straight-line sixty (60) month basis.

  12.4 NO OTHER OBLIGATIONS. The foregoing states Artisan Components' sole obligations and entire liability with respect to any claimed infringement of the Licensed Product(s) of any intellectual property or other rights of any third party.

 13.  LIMITATION OF LIABILITY

  13.1 LIMITATION ON DAMAGES. IN NO EVENT WILL ARTISAN COMPONENTS OR ITS LICENSORS OR SUPPLIERS BE LIABLE FOR ANY LOSS OR DAMAGE TO REVENUES, PROFITS, OTHER ECONOMIC LOSS OR GOODWILL OR COSTS OF REPLACEMENT GOODS OR SERVICES OR ANY OTHER SPECIAL, INCIDENTAL, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND, ARISING OUT OF OR RELATING TO THIS AGREEMENT, LICENSED INTEGRATED CIRCUITS OR THE LICENSED PRODUCTS, OR RESULTING FROM ARTISAN'S PERFORMANCE OR FAILURE TO PERFORM PURSUANT TO THE TERMS OF THIS AGREEMENT OR RESULTING FROM THE FURNISHING, PERFORMANCE, DELAY IN DELIVERY, OR USE OR LOSS OF USE OF ANY LICENSED

PRODUCTS OR OTHER MATERIALS DELIVERED TO LICENSEE HEREUNDER, HOWEVER CAUSED AND WHETHER BASED IN BREACH OF CONTRACT, BREACH OF WARRANTY, TORT (INCLUDING NEGLIGENCE) OR ANY OTHER THEORY OF LIABILITY. THE FOREGOING LIMITATIONS SHALL APPLY EVEN IF ARTISAN COMPONENTS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED HEREIN.

  13.2 MAXIMUM LIABILITY. Artisan Components and its licensors' and suppliers' aggregate liability to Licensee under any provision of this Agreement shall be limited to the fees actually paid by Licensee to Artisan Components for the Licensed Product(s) in question. The existence of more than one claim will not enlarge or extend this limit.

 14.  RELEASE OF PERFORMANCE INFORMATION

  Licensee shall not distribute externally or to third parties, any reports or statements that directly compare the timing, speed, area, functionality or other performance results of circuit designs created or designed through the Use of any other products of Licensee or any third party that are similar to the Licensed Products without the prior written approval of Artisan Components.

 15.  PUBLICITY; CONFIDENTIALITY

  15.1 Neither party shall announce or publicly disclose the terms or conditions of this Agreement without prior written approval from the other party; provided, however, that either party shall have the right to publicly disclose the following: (a) that Licensee is a customer of Artisan Components,
(b) that Artisan Components has provided the Licensed Products to the Licensee and that the Licensed Products were used in the development of the Licensed Integrated Circuit, (c) a product description of the Licensed Products as contained in Artisan Components' standard product literature.


  15.2 The parties acknowledge that by reason of their relationship to each other hereunder, each may have access to certain information and materials concerning the other's business, plans, customers, technology and products that is confidential to that other party. Such information and materials will be marked as "Confidential" or "Proprietary" or otherwise clearly identified as confidential or proprietary ("Confidential Information"). In the event such disclosure is initially oral or visual and not reduced to writing, it shall be summarized or identified in a written document, which shall be marked with an appropriate legend such as "Confidential" or "Proprietary" and provided to the other party within twenty (20) days following such disclosure. Notwithstanding the foregoing, the Licensed Products are Confidential Information of Artisan Components regardless of whether they are marked confidential or proprietary and/or summarized in a writing. Each party agrees that except as may otherwise be stated herein, it shall not use, except to perform its obligations and/or to exercise its rights and licenses specified under this Agreement, nor disclose to any third party (except to independent contractors and affiliates who are under an obligation of confidentiality, and subject to the other terms and conditions of this Agreement), any such Confidential Information revealed to it by the other party. Each party shall take reasonable precautions to protect the confidentiality of such information, which in any event will be no less than what it takes with respect to its own similar confidential information.



  15.3 Information shall not be deemed Confidential Information hereunder if such information:

          (i)   is known to the recipient at the time of disclosure;

          (ii) hereafter becomes known (independently of disclosure by the providing party) to the recipient directly or indirectly from a source other than one having an obligation of confidentiality to the providing party;

          (iii) becomes publicly available or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the recipient;

          (iv) was independently developed by the recipient without use of the disclosing party's confidential information;

          (v) is required to be disclosed pursuant to any statutory or regulatory authority, provided the disclosing party is given prompt notice of such requirement and the scope of such disclosure is limited to the extent possible; or

          (vi) is required to be disclosed by a court order, provided the disclosing party is given prompt notice of such order and provided the opportunity to contest it, and/or is reasonably necessary to disclose in order to enforce this Agreement.


Notwithstanding any of the foregoing, Licensee agrees not to disclose any Confidential Information of Licensee to Artisan Components unless Artisan Components requests such information in writing.

  15.4 As to each item of Confidential Information, the provisions of this Section will continue for three (3) years following first receipt of such information, except for the Licensed Products, for which the provisions of this Section will continue for five (5) years following any termination or expiration of this Agreement.


 16.  GOVERNING LAW

  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of laws provisions thereof.

 17.  ASSIGNMENT

  Neither this Agreement nor any rights or obligations hereunder, in whole or in part, shall be assignable or otherwise transferable by Licensee except upon prior written approval of Artisan Components. Such approval shall not be unreasonably withheld. Any unauthorized attempt by Licensee to assign or transfer this Agreement or any rights or obligations hereunder shall be null and void. Subject to the foregoing, this Agreement will be binding upon and inure to the benefits of the parties hereto, their successors and assigns.

 18.  NOTICE

  Any notices required to be given pursuant to this Agreement shall be in writing, sent via certified mail, return receipt requested, express overnight courier, or by facsimile (a confirmed copy of which to be sent promptly by mail to addressee) to the address of Artisan Components or Licensee as set forth below or to such other address as may be specified from time to time by notice in writing, and such notice shall be deemed to have been received on the earlier of (a) the date when actually received or (b) if by facsimile, when the sending party shall have received a facsimile, when the sending party shall have received a facsimile confirmation that the message has been received by the receiving party"s facsimile machine.


If to Artisan Components:

      Artisan Components, Inc.
      1195 Bordeaux Drive
      Sunnyvale, CA 94089
      Attn:  Manager, Contracts
      Telephone: (408) 734-5600
      Facsimile:   (408) 734-1801

If to Licensee:

___________________________________________________
___________________________________________________
___________________________________________________
___________________________________________________

Attn:______________________________________________

Telephone:_________________________________________

Facsimile:_________________________________________


 19.  SEVERABILITY AND WAIVER



  19.1 The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement and shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

  19.2 The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other subsequent default or breach.

  19.3 Failure or delay by either party in exercising any right or power hereunder shall not operate as a waiver of such right or power.

 20.  INHERENTLY DANGEROUS APPLICATIONS

  The Licensed Products are not specifically developed or licensed for use in the planning, construction, maintenance, operation or other use of any nuclear facility, or for the flight, navigation or communication of aircraft or ground support equipment, or for military use, medical use or in any other inherently dangerous activity. Licensee agrees that Artisan Components shall not be liable for any claims, losses, costs or liabilities arising from such use if Licensee or its distributors or customers use the Licensed Products for such applications. Licensee shall notify each distributor and customer of Licensee of such limitation of use of the Licensed Products and Licensed Integrated Circuits. Licensee agrees to indemnify and hold Artisan Components harmless from any claims, losses, costs, and liabilities arising out of or in connection with the use of the Licensed Programs or Licensed Integrated Circuits in any such applications.


 21.  ATTORNEYS FEES



  The prevailing party in any action to enforce the terms of this Agreement shall be entitled to reasonable attorney"s fees and other costs and expenses incurred by it in connection with such action.


 22.  MISCELLANEOUS TERMS


  22.1 The relationship of the parties hereto is that of independent contractors, and neither party is an employee, agent, partner or joint venturer of the other.


  22.2 Except for payments due hereunder by Licensee, neither party shall have liability for its failure to perform its obligations hereunder when due to circumstances beyond its reasonable control.

  22.3 If Licensee distributes the Models and User Documentation and/or Physical Views, as authorized herein, to an agency, department, or other entity of the United States Government ("Government"), the Government"s use, reproduction, release, modification, disclosure or transfer of the Licensed Products, or of any related documentation of any kind, including technical data, is restricted in accordance with Federal Acquisition Regulation ("FAR") 12.212 for civilian agencies and Defense Federal Acquisition Regulation Supplement ("DFARS") 227.7202 for military agencies. The Licensed Products are commercial. The use of the Licensed Products by any Government agency, department, or other entity of the Government, is further restricted in accordance with the terms of this Agreement, or any modification hereto. Licensee will affix the following legend before delivery to the Government of each of the Models and User Documentation and/or Physical Views to be delivered to the Government:


     Use, duplication, reproduction, release, modification, disclosure or transfer of this commercial product and accompanying documentation, is restricted in accordance with FAR 12.212 and DFARS 227.7202, and by a license agreement. Contractor/manufacturer is: Artisan Components, Inc., 1195 Bordeaux Drive, Sunnyvale, California 94089.




BOTH PARTIES ACKNOWLEDGE THAT THIS AGREEMENT INCLUDING THE EXHIBITS AND APPENDICES ATTACHED HERETO IS THE COMPLETE AND EXCLUSIVE STATE-

MENT OF THE MUTUAL UNDERSTANDING OF THE PARTIES AND SUPERSEDES AND CANCELS ALL CONFLICTING TERMS AND CONDITIONS AND ALL PREVIOUS AND CONTEMPORANEOUS WRITTEN AND ORAL AGREEMENTS AND COMMUNICATIONS RELATING TO THE SUBJECT MATTER HEREOF, INCLUDING ANY TERMS AND CONDITIONS THAT MAY BE INDICATED IN ANY LICENSEE PURCHASE ORDER. THIS AGREEMENT MAY NOT BE MODIFIED, SUPPLEMENTED, QUALIFIED, OR INTERPRETED BY ANY TRADE USAGE OR PRIOR COURSE OF DEALING NOT MADE A PART OF THIS AGREEMENT BY ITS EXPRESS TERMS. THIS AGREEMENT MAY NOT BE MODIFIED OR AMENDED EXCEPT IN WRITING AND EXECUTED BY DULY AUTHORIZED REPRESENTATIVES OF BOTH PARTIES.

BOTH PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS AS EVIDENCED BY THEIR SIGNATURES BELOW.


ARTISAN COMPONENTS, INC.             LICENSEE



By:                                  By:
   ---------------------------          ---------------------------------
  Signature of an Officer of            Signature of an Authorized
  the Corporation                       Representative



By:                                    By:
   ----------------------------------     -------------------------------
  Printed Name of the Signing Officer     Printed Name of the Signing
                                          Authorized Representative



Title:                                 Title:
      -------------------------------        ----------------------------




Date:                                     Date:
     --------------------------------          --------------------------

                                   EXHIBIT A




                           ENGINEERING CHANGE ORDER
                              (ECO) REQUEST FORM



--------------------------------------------------------------------------------
Customer:                                   Date:
--------------------------------------------------------------------------------
Requestor:                                  Phone:
--------------------------------------------------------------------------------
E-mail Address:                             Fax:
--------------------------------------------------------------------------------
Project:
--------------------------------------------------------------------------------



This Engineering Change Order Form (ECO) is to be used as an official notification to Artisan Components of any changes in design or specification made to a project. Once this form has been received, Artisan Components will evaluate the schedule and cost impacts of these changes and inform you of the results.



Description of Requested Change:
                                ----------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------

Requestor's Signature:                                Date:
                      ------------------------------       -------------------


Engineering Manager's Approval:                       Date:
                               ---------------------       -------------------

                                   EXHIBIT B



                            ENGINEERING CHANGE ORDER
                              (ECO) RESPONSE FORM



--------------------------------------------------------------------------------
Customer:                                      Date:
--------------------------------------------------------------------------------
Requestor:                                     Phone:
--------------------------------------------------------------------------------
E-mail Address:                                Fax:
--------------------------------------------------------------------------------
Project:
--------------------------------------------------------------------------------



Artisan Components has evaluated your attached ECO request, its impact on your schedule and any additional charges associated with the request. This evaluation is described below:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



In summary, this change will:


[_] Add ______ working days to the schedule    [_] Will not impact the schedule



[_] Require an increase/decrease in the cost    [_] Will not require any
    of your project of $____________                additional charges



Please sign this form to acknowledge that you understand the impact of your requested changes. Signing the Refusal indicates that you DO NOT authorize Artisan Components to proceed with the requested change(s). Signing the Acceptance authorizes Artisan Components to proceed with these changes. If additional costs are indicated, then the buyer"s signature is required. This form must be signed and returned to Artisan Components by ___________________.


Requestor's REFUSAL:                              Date:
                    ----------------------------       ------------------------


Requestor's ACCEPTANCE:                           Date:
                       -------------------------       ------------------------


Buyer's Approval:                                 Date:
                 -------------------------------       -----------------------

                               LICENSE AGREEMENT


                                   APPENDIX A



                     Licensed Product(s) and Deliverable(s)


[TO BE COMPLETED]

                               LICENSE AGREEMENT



                                   APPENDIX B


LICENSE FEES, ROYALTIES AND TECHNICAL SUPPORT AND MAINTENANCE FEES

I.   License Fee

     [to be completed]

II.  Royalties

     Licensee further shall pay to Artisan Components the following running royalties with respect to Good Die:


     Licensed Product                  U.S. Dollars per Square Millimeter

     [to be completed]

III. Technical Support and Maintenance Fees

     [to be completed]

                               LICENSE AGREEMENT



                                   APPENDIX C

                                COMPETITOR LIST

                               LICENSE AGREEMENT



                                   APPENDIX D



                       TECHNICAL SUPPORT AND MAINTENANCE